19 Exhibits 19.8 - 19.9

19.9 Exhibit 15 (a)

Consent of Independent Registered Public Accounting Firm

To the Supervisory Board of Koninklijke Philips Electronics N.V.

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-65972, No. 33-80027, No. 333-70215, No. 333-91287, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852, No. 333-104104, No. 333-119375, No. 333-125280, No. 333-140784, No. 333-151797, No. 333-157477 , No. 333-165017, No. 333-172329 and No. 333-179692) and in the registration statement on Form F-3 (No. 333-179889) of Koninklijke Philips Electronics N.V. of our reports dated February 25, 2013 with respect to the consolidated balance sheets of Koninklijke Philips Electronics N.V. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, cash flows and changes in equity for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 20-F of Koninklijke Philips Electronics N.V.

/s/ KPMG Accountants N.V.

Amsterdam, The Netherlands

February 25, 2013

272      Annual Report 2012